UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 27, 2012

Axcelis Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-30941	34-1818596
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

108 Cherry Hill Drive, Beverly, Massachusetts	01915
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (978) 787-4000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02  Results of Operations and Financial Condition

On May 3, 2012, Axcelis Technologies, Inc. (the “Company”) issued a press release regarding its financial results for the three months ended March 31, 2012.  The Company’s press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 5.02  Compensatory Arrangements of Certain Officers

On April 27, 2012, the Compensation Committee of the Board of Directors of the Company approved a modification to the form of Change of Control Agreement with each of the Company’s executive officers to eliminate a reduction in benefits based on the age of the executive officer.  Prior to the modification, the double-trigger Change of Control Agreements provided for a cash separation payment that reduced ratably during the three years prior to the executive’s 65th birthday.  For executives aged 62 or younger, the cash separation payment would equal the executive’s then salary and average bonus multiplied by three.  For executives over 62, this multiplier would reduce to be “the number of years and portions thereof (expressed as a decimal fraction) from the Date of Termination until the Executive’s 65th birthday.”

The Compensation Committee determined that this reduction in change of control benefits was inappropriate for the Company’s executives since the Company does not maintain an alternative retirement benefit that would replace the change of control payout in the event of termination of an executive 62 or older.  Accordingly, the Change of Control Agreement maintains the multiplier at three for all executives, regardless of age.

Item 5.07.  Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders of Axcelis Technologies, Inc. was held at our offices at 108 Cherry Hill Drive, Beverly, Massachusetts on May 2, 2012. Out of 107,137,038 shares of Common Stock (as of the record date of March 5, 2012) entitled to vote at the meeting, 93,573,396 shares, or 87.34%, were present in person or by proxy.

1.                                       At the Annual Meeting, each of the eight nominees for re-election as directors received the number of votes set opposite the nominee’s name, constituting a plurality of the votes cast, and therefore such nominee has been duly elected as a director of the Company:

	Number of Votes
	For	Withheld	Broker Non-Votes
Proposal to elect the following nominees as a director
1. Edward H. Braun	44,010,372	12,152,779	37,410,239
2. R. John Fletcher	42,516,175	13,646,976	37,410,239
3. Stephen R. Hardis	42,294,916	13,868,235	37,410,239
4. William C. Jennings	43,973,762	12,189,389	37,410,239
5. Joseph P. Keithley	44,052,297	12,110,854	37,410,239
6. Patrick H. Nettles	43,651,883	12,511,268	37,410,239
7. Mary G. Puma	43,803,907	12,359,244	37,410,239
8. H. Brian Thompson	31,027,058	25,136,093	37,410,239

2.                                       The following sets forth the tally of the votes cast on the proposal to approve the 2012 Equity Incentive Plan, as adopted and amended by the Board of Directors.  A majority of the votes cast were voted in favor of the approval of the 2012 Equity Incentive Plan, as adopted and amended by the Board of Directors, and therefore the 2012 Equity Incentive Plan has been approved by the stockholders.

Number of Votes
				Broker	Percentage
				Non-	of Total
	For	Against	Abstaining	Votes	Voted For
Proposal to approve the 2012 Equity Incentive Plan, as amended.	44,635,604	9,746,301	1,781,246	37,410,239	82.08%

3.                                       The following sets forth the tally of the votes cast on the proposal to ratify the appointment by the Board of Directors of Ernst & Young LLP as independent auditors of the Company’s financial statements for the year ending December 31, 2012.  A majority of the votes cast were voted in favor of the proposal, and therefore the appointment of auditors has been ratified by the stockholders.

Number of Votes
				Broker	Percentage of
				Non-	Total Voted
	For	Against	Abstaining	Votes	For
Proposal to ratify the appointment of Ernst & Young LLP as independent auditors for the Company’s financial statements for the year ending December 31, 2012.	90,556,448	2,627,882	388,805	—	97.18%

4.                                       The following sets forth the tally of the votes cast on the proposal that the stockholders of the Company advise the Board of Directors that they approve the compensation paid to the Company’s executive officers for fiscal 2011, as described under “Executive Compensation” in the proxy statement for this meeting.  A majority of the votes cast were voted in favor of the proposal, and therefore such advisory vote has passed.

Number of Votes
				Broker	Percentage
				Non-	of Total
	For	Against	Abstaining	Votes	Voted For
Proposal that the stockholders of the Company advise the Board of Directors that they approve the compensation paid to the Company’s executive officers for fiscal 2011, as described under “Executive Compensation” in the proxy statement for this meeting.	50,113,390	4,199,254	1,850,507	37,410,239	92.27%

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated May 3, 2012. Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 3, 2012	Axcelis Technologies, Inc.

	By:	/s/ JAY ZAGER
Jay Zager
Executive Vice President and Chief Financial Officer